Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Invesco Real Estate Income Trust Inc., hereby severally constitute R. Scott Dennis, Courtney Popelka and E. Elizabeth Day, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-11 (No. 333-279314) and any and all amendments thereto, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Invesco Real Estate Income Trust Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Signature	Title	Date

/s/ R. Scott Dennis	Chairperson of the Board, President and Chief Executive Officer (principal executive officer)	March 19, 2025
R. Scott Dennis

/s/ Courtney Popelka	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 19, 2025
Courtney Popelka

/s/ E. Elizabeth Day E. Elizabeth Day	General Counsel and Assistant Secretary	March 19, 2025

/s/ Paul S. Michaels	Director	March 19, 2025
Paul S. Michaels

/s/ Beth A. Zayicek	Director	March 19, 2025
Beth A. Zayicek

/s/ James H. Forson	Independent Director	March 19, 2025
James H. Forson

/s/ R. David Kelly	Independent Director	March 19, 2025
R. David Kelly

/s/ Paul E. Rowsey	Independent Director	March 19, 2025
Paul E. Rowsey

/s/ Ray Nixon	Independent Director	March 19, 2025
Ray Nixon